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                                                                   EXHIBIT 10.35

                                                                  CONFORMED COPY
               FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                              (Revolving Loans)


     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Fourth Amendment"), dated as of September 6, 1996, is made by and between

     RIDGEVIEW, INC., a corporation organized and existing under the laws of the State of North Carolina (the "Borrower"); and

     NATIONSBANK, N.A. (SOUTH), a national banking association organized and existing under the laws of the United States (the "Lender").


RECITALS:

     A. The Borrower and the Lender entered into that certain Loan and Security Agreement (Revolving Loans), dated January 10, 1995, as amended (the "Loan Agreement").

     B. The Borrower and the Lender have agreed to modify and amend the Loan Agreement as set forth herein.

     NOW THEREFORE, the parties hereto agree as follows:

     1.   The Loan Agreement is hereby amended as follows:

          (a) Section 1.1 is amended by amending in its entirety the definition of "Revolving Credit Facility" so that such definition now reads as follows:

               "Revolving Credit Facility" means the principal sum of $20,000,000.

          (b) Section 2.4 is amended in its entirety so that such Section now reads as follows:

               Section 2.4 Revolving Credit Note. The Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Loans shall also be evidenced by a single Revolving Credit Note payable to the order of the Lender. Such Note shall be dated September 6, 1996 and be duly and validly executed and delivered by the Borrower.

          (c) Section 10B.1 of the Loan Agreement is amended in its entirety so that such Section now reads as follows:

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               Section 10B.1  Domestic Business Financial Ratios.

               (a) Maximum Liabilities to Tangible Net Worth. Permit the ratio of total Liabilities of the Domestic Business of the Borrower and its U.S. Subsidiaries to Tangible Net Worth of the Domestic Business of the Borrower and its U.S. Subsidiaries to be greater than
          (i) 9.5 to 1.0 during the period commencing on September 6, 1996 through and including December 30, 1996, (ii) 8.0 to 1.0 during the period commencing on and including December 31, 1996 through and including March 30, 1997, (iii) 8.25 to 1.0 during the period commencing on and including March 31, 1997 through and including June 29, 1997, (iv) 8.0 to 1.0 during the period commencing on and including June 30, 1997 through and including September 29, 1997, (v)
          7.25 to 1.0 during the period commencing on and including September 30, 1997 through and including December 30, 1997 and (vi) 6.25 to 1.0 during the period commencing on December 31, 1997 and thereafter;

               (b) Minimum Tangible Net Worth. Permit the Tangible Net Worth of the Domestic Business of the Borrower and its U.S. Subsidiaries to be less than the following amounts at any time during the following periods:

                                   Minimum Domestic Business
          Period                      Tangible Net Worth
          ------                   -------------------------

          September 6, 1996
           through December 30, 1996      $3,500,000

          December 31, 1996
           through June 29, 1997          $4,350,000

          June 30, 1997
           through December 30, 1997      $4,800,000

          December 31, 1997 and
           thereafter                     $6,500,000

               (c) Minimum Fixed Charge Ratio. Permit the Fixed Charge Ratio of the Domestic Business of the Borrower and its U.S. Subsidiaries to be less than 1.25 to 1.0 as of the last day of each fiscal year (commencing with the month ending December 31, 1996), in each case computed for the twelve monthly periods then ending.

               (d) Minimum Current Ratio. Permit the ratio of current assets of the Domestic Business of the Borrower

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          and its U.S. Subsidiaries to the current Liabilities of the Domestic
          Business of the Borrower and its U.S. Subsidiaries to be equal to or less than .95 to 1.0 as of the last day of each month during the period commencing on September 6, 1996 through December 30, 1996 and
          1.10 to 1.0 as of the last day of each month thereafter (for purposes of the foregoing, outstanding Revolving Credit Loans shall be included within current Liabilities).

     2. Except as hereby modified, all the terms and provisions of the Loan Agreement remain in full force and effect.

     3. Subject to the qualification set forth below, the Borrower agrees to pay the Lender a fee of $30,000.00. Such fee shall be payable in two installments. The first installment shall be in the amount of $7,500.00 and shall be due and payable on October 1, 1996. The second installment shall be in the amount of $22,500.00 and shall be due and payable on January 1, 1997; provided, however, the Bank agrees to waive the payment of such second installment if, on or before January 1, 1997, the Borrower repays no less than $12,000,000.00 of its existing indebtedness to the Lender with the proceeds of the Borrower's initial public offering.

     4. The Borrower will execute such additional documents as are reasonably requested by the Lender to reflect the terms and conditions of this Fourth Amendment and will cause to be delivered such certificates, legal opinions and other documents as are reasonably required by the Lender. In addition, the Borrower will pay all costs and expenses in connection with the preparation, execution and delivery of the documents executed in connection with this transaction, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Lender as well as any and all filing and recording fees and stamp and other taxes with respect thereto and to save the Lender harmless from any and all such costs, expenses and liabilities. The Borrower agrees that the Lender may charge the revolving loan balance for such fees and expenses.

     5. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Fourth Amendment to produce or account for more than one counterpart.

     6. This Fourth Amendment and all other documents executed pursuant to the transactions contemplated herein shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Georgia and shall be subject to the provisions of Section 12.5 and 12.6 of the Loan Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their fully authorized officers as of the day and year first above written.


                              RIDGEVIEW, INC.
ATTEST:

By: /s/ Susan Gaither Jones   By: /s/ Hugh R. Gaither

Title: Asst. Secretary        Title: President & CEO

     (Corporate Seal)


                              NATIONSBANK, N.A. (SOUTH)

                              By: /s/ Scott Goldstein

                              Title: VP





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